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                                                                    EXHIBIT 23.6

                         CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion in this registration statement on Form S-4, of our report dated March 19, 1999, on the financial statements of United Telekabel Holding N.V. as of December 31, 1998 and for the period from commencement of operations (August 6, 1998) to December 31, 1998, which report appears in the Annual Report on Form 10-K of UnitedGlobalCom, Inc. for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts".


                                       ARTHUR ANDERSEN


Amstelveen, The Netherlands
February 5, 2001